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                                                                   EXHIBIT 10.23

                             EMPLOYMENT AGREEMENT.


         THIS AGREEMENT is made as of April 30, 1997, between UOL PUBLISHING, INC., a corporation organized and existing under the laws of the State of Delaware ("UOL") and JAMES R. COOPER ("Cooper").

         WHEREAS, Cooper is currently an employee and shareholder of Cooper & Associates, Inc., an Illinois corporation ("CAI"); and

         WHEREAS, Cooper has agreed to sell and UOL has agreed to purchase all of Cooper's shares of stock in CAI pursuant to the terms of that certain Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), between and among UOL, CAI, Cooper and the other shareholders of CAI; and

         WHEREAS, UOL desires to employ Cooper and Cooper desires to accept such employment on the terms and conditions hereinafter set forth; and

         WHEREAS, the parties hereby acknowledge that the goodwill, continued patronage, names, addresses and specific business requirements of CAI's and UOL's clients and customers, and the designs, procedures, systems, strategies, business methods and know-how of CAI and UOL, having been acquired through UOL's efforts and/or the expenditure of considerable time and money, are among the principal assets of UOL; and

         WHEREAS, the parties hereby acknowledge that as a result of the position(s) in which Cooper has been employed by CAI and will be employed by UOL, Cooper has developed and will continue to develop special skills and knowledge peculiar to UOL's business, whereby he has become and will continue to become, through his employment with CAI and UOL, acquainted with the identities of the clients and customers of CAI and UOL, and has acquired and will continue to acquire access to the techniques of CAI and UOL in carrying on its business, as well as other confidential and proprietary information; and

         WHEREAS, the parties hereto acknowledge that the Covenants set forth in Section 8 of this Agreement are necessary for the reasonable and proper protection of CAI's and UOL's confidential and proprietary information (as defined herein), customer relationships, and the goodwill of CAI's and UOL's business, and that such Covenants constitute a material portion of the consideration for Cooper's employment hereunder.

         NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Term. UOL agrees to employ Cooper, and Cooper agrees to be employed, as Executive Vice President of UOL, or in such other position as the Board of Directors may from time to time assign, for a term of three (3) years commencing April 30, 1997 and ending
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April 30, 2000 (the "Initial Term"), unless such employment is sooner terminated as provided herein.

         2. Renewal Terms. Unless either party provides written notice to the other of its/his intention not to renew this Agreement at least sixty (60) days prior to the expiration of the Initial Term (or then-current renewal term hereof), this Agreement shall be automatically renewed for consecutive additional one (1) year renewal terms, subject to the termination provisions set forth in Section 7 hereof. Any failure by UOL to renew this Agreement shall be deemed a termination of the Agreement without Cause, as defined herein.

         3. Compensation. In consideration of Cooper's services hereunder, UOL shall, beginning with the pay period commencing May 1, 1997, pay Cooper a minimum annual base salary of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) per annum, payable in equal monthly installments in accordance with UOL's normal payroll practices, plus an annual performance bonus of up to fifty percent (50%) of Cooper's base salary in an amount to be determined by the Board of Directors of UOL in its sole discretion, based upon the achievement of specified goals to be established by the Board during the term hereof. Cooper's total compensation shall be reviewed by the Board of Directors of UOL on an annual basis during the term hereof (including renewal terms) and may be increased (but not decreased) as UOL deems appropriate in its sole discretion. In addition, Cooper shall be eligible, during the term hereof, to receive options for the purchase of UOL stock as determined in the sole discretion of UOL's Board of Directors.

         4. Employee Benefits; Vacation. During the term of this Agreement, Cooper shall be eligible to receive and/or participate in all employee benefits that are offered by UOL to its executive employees, including, without limitation, UOL's contributory (80% paid by UOL and 20% paid by employee) major medical, dental and life insurance plan, and coverage under UOL's long term disability plan (100% paid by employee). During the term hereof, Cooper shall be entitled to receive five (5) weeks of paid vacation per calendar year during the term hereof. All accrued but unused vacation may be carried over by Cooper from one calendar year to the next during the term hereof, provided that Cooper shall not be permitted to take more than five (5) weeks vacation in any calendar year during the term hereof without prior written approval of UOL.

         5. Reimbursement of Expenses. Cooper is authorized to incur reasonable expenses in connection with the business of UOL, including expenses for travel and similar items. UOL will reimburse Cooper for all previously approved reasonable expenses upon presentation of an itemized account of such expenditures.

         6. Illness or Disability. Cooper shall receive full compensation for any period of illness or disability during the term of this Agreement until such time as he receives benefits under the long term disability insurance coverage referred to in Section 4, supra; provided, however, that such interim period of compensation for illness or disability shall not exceed six (6) months. Notwithstanding the foregoing, UOL shall have the right to terminate this Agreement without further obligation to Cooper if such illness or disability shall be of such a





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character as totally to disable Cooper from rendering any services to UOL for a period of more than six (6) consecutive months on giving at least thirty (30) days' written notice of intention to do so.

         7. Termination of Employment. Cooper's employment hereunder is employment at will, and either UOL or Cooper may terminate this Agreement and Cooper's employment at any time, with or without cause.

                 a. Severance Benefit Payable. If Cooper terminates this Agreement for Good Reason (as defined below), or if UOL terminates the Agreement other than (i) for Cause (defined below) or (ii) due to Cooper's Disability as described in Section 6 hereof, Cooper shall be entitled to receive, as his exclusive remedy for such termination, the severance benefit set forth in subsection 7d hereof (the "Severance Benefit"). Such Severance Benefit shall be payable to Cooper in equal monthly installments consistent with UOL's standard payroll practices, the first of such installments to be due within thirty (30) days after termination hereof. In order, however, to invoke termination for "Good Reason" hereunder, Cooper must communicate such termination in advance and by written notice to UOL, which written notice (i) indicates the specific termination provision in this Agreement relied upon,
(ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Cooper's employment under the provision so indicated and (iii) specifies the termination date (which date shall not be more than thirty (30) days after the giving of such notice).

                 b. Good Reason. For purposes of this Agreement, "Good Reason" shall mean any request that Cooper relocate outside the Portsmouth, New Hampshire metropolitan area, or any material reduction in Cooper's duties, titles, authority or position with UOL, excluding any isolated, unsubstantial or inadvertent action not taken in bad faith and which is remedied by UOL promptly after receipt of notice thereof given by Cooper; provided, however, that no severance benefit shall be payable to Cooper based upon a termination of this Agreement for Good Reason unless such termination is properly noticed and takes effect within thirty (30) days after the occurrence of such Good Reason.

                 c. Cause. For purposes of this Agreement, "Cause" shall mean drug or alcohol abuse, conviction of a felony or crime involving moral turpitude, a material breach of this Agreement, or any willful or grossly negligent act or omission by Cooper having a material adverse effect on the business of UOL.

                 d. Amount of Severance Benefit. The amount of the Severance Benefit shall equal nine (9) months of Cooper's Base Salary, less applicable withholdings for taxes, plus six (6) months of those employer-paid benefits customarily provided by UOL to its executive employees.

         8.      Restrictive Covenants.

                 a. Noncompetition. Cooper agrees that during, and for a period of two (2) years after, the later of termination or expiration of this Agreement and his employment with





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UOL, he will not:  (a) engage in, manage, operate, control or supervise, or participate in the management, operation, control or supervision of, any business or entity that provides products or services competitive with those CAI or UOL is providing as of the date of termination of Cooper's employment with UOL; or (b) have any ownership or financial interest, directly or indirectly, in any entity that provides products or services competitive with those CAI or UOL is providing as of the date of termination of Cooper's employment with UOL, including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly-owned corporation in which Cooper owns less than 2% of the outstanding shares of such corporation), officer, director, employee, member, associate, principal, agent, representative or consultant, and shall not in any other manner, directly or indirectly, compete to any extent with such business of CAI or UOL. Notwithstanding the foregoing, Cooper shall not be bound by the terms of this subsection 8a if the Agreement is terminated by UOL and such termination is without Cause as defined herein.

                 b. Nonsolicitation. During Cooper's employment with UOL, and for the two (2) year period of time described in Section 8a hereof, Cooper agrees not to solicit for a product or service competitive with those then offered by UOL or CAI or conduct a competitive business with any client or customer of CAI or UOL (past or present), whether or not CAI or UOL is doing work for such client or customer as of the date of termination of Cooper's employment with UOL, as well as any prospective client or customer of CAI or UOL, or to contact, solicit, interfere with or attempt to entice in any form, fashion or manner any employee of CAI or UOL for the purpose of inducing that employee to terminate his/her employment with CAI or UOL or act in any way that would be contrary to the best interests of CAI or UOL. Notwithstanding the foregoing, Cooper shall not be bound by the terms of this subsection 8b if the Agreement is terminated by UOL and such termination is without Cause as defined herein.

                 c. Nondisclosure. During and after Cooper's employment with UOL, Cooper agrees not to disclose, or to knowingly allow any other employee to disclose, to any other person or business entity, if it competes with products or services then offered by UOL or CAI, or use for personal profit or gain, any confidential or proprietary information of CAI or UOL, regardless of whether the same shall be or may have been originated, discovered or invented by Cooper or by Cooper in conjunction with others. For purposes of this Agreement, the term "confidential or proprietary information" shall include, without limitation: the names, addresses and telephone numbers of past, present and prospective clients or customers of CAI and UOL, as well as products, designs, business plans, proposed business development, marketing strategies, customers requirements, contractual provisions, employee capabilities, proposed marketing initiatives, pricing methods, company earnings, computer software and reporting systems; and the procedures, systems and business methods of CAI and UOL.

                 d. Geographic Scope of Restrictive Covenants. The geographic area in which Cooper shall not engage in any of the prohibited activities listed in subsections 8a and 8b hereof shall be limited to: (a) the continental United States; (b) the State of California; (c) the State of Texas;
(d) the State of Virginia; (e) the State of New Hampshire; (f) all other states in which CAI or UOL has customers or otherwise conducts business; (g) the area within a 50





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mile radius of UOL's place of business in Falls Church, Virginia; and (h) the area within a 50 mile radius of CAI's place of business in Portsmouth, New Hampshire.

         9. Remedies for Breach. Cooper hereby acknowledges and agrees that a violation of any of the covenants set forth in Section 8 hereof (the "Covenants") would result in immediate and irreparable harm to CAI and UOL, and that UOL's remedies at law, including, without limitation, the award of money damages, would be inadequate relief to UOL for any such violation. Therefore, any violation or threatened violation by Cooper of the Covenants shall give UOL the right to enforce such Covenants through specific performance, temporary restraining order, preliminary or permanent injunction, and other equitable relief. Such remedies shall be cumulative and in addition to any other remedies UOL may have, at law or in equity.

         10.     Return of UOL Property; Assignment of Inventions.

                 a. Return of Property. Upon the termination of Cooper's employment with UOL for any reason, Cooper shall leave with or return to UOL all personal property belonging to CAI or UOL ("UOL Property") that is in Cooper's possession or control as of the date of such termination of employment, including, without limitation, all records, papers, drawings, notebooks, specifications, marketing materials, software, reports, proposals, equipment, or any other device, document or possession, however obtained, whether or not such CAI or UOL Property contains confidential or proprietary information of CAI or UOL as described in Section 8c hereof.

                 b. Assignment of Inventions. If at any time or times during Cooper's employment, Cooper shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of CAI or UOL or any of the products or services being developed, manufactured or sold by CAI or UOL or that may be used in relation therewith,
(b) results from tasks assigned him by UOL or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by CAI or UOL, such Developments and the benefits thereof shall immediately become the sole and absolute property of UOL and its assigns, and Cooper shall promptly disclose to UOL (or any persons designated by it) each such Development and hereby assigns any rights Cooper may have or acquire in the Developments and benefits and/or rights resulting therefrom to UOL and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to UOL.

                 Upon disclosure of each Development to UOL, Cooper will, during his employment and at any time thereafter, at the request and expense of UOL, sign, execute,





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make and do all such deeds, documents, acts and things as UOL and its duly authorized agents may reasonably require:

                          (i) to apply for, obtain and vest in the name of UOL alone (unless UOL otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and


                          (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

         In the event UOL is unable, after reasonable effort, to secure Cooper's signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Cooper's physical or mental incapacity or for any other reason, Cooper hereby irrevocably designates and appoints UOL and its duly authorized officers and agents as Cooper's agents and attorneys-in-fact, to act for and in behalf of Cooper and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Cooper.

         11. Survival. The provisions of Sections 8, 9 and 10 hereof shall survive the termination of this Agreement, regardless of the manner or cause of such termination.

         12. Effect of Agreement. This Agreement sets forth the final and complete Agreement of the parties. It shall not be assigned by Cooper and may not be modified except by way of a writing executed by both parties. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

         13. Governing Law. The provisions of this Agreement and any disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.

                     [The next page is the Signature Page.]





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their seals affixed hereto as of the day and year first above written.


                                  UOL PUBLISHING, INC.



                                  By:  /s/ Carl N. Tyson
                                      ------------------------------
                                  Name: Carl N. Tyson
                                       -----------------------------
                                  Title: President
                                        ----------------------------




                                   /s/ James R. Cooper
                                  ----------------------------(SEAL)
                                  James R. Cooper





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